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                                                                 EXHIBIT 9(s)


                               AMENDMENT NO. 1
                           PARTICIPATION AGREEMENT



        The Participation Agreement (the "Agreement"), dated February 10, 1995, by and between AIM Variable Insurance Funds, Inc., a Maryland corporation, and Citicorp Life Insurance Company, an Arizona corporation, is hereby amended as follows:

        Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:


                                 "SCHEDULE A

   ACCOUNTS, POLICIES AND PORTFOLIOS SUBJECT TO THE PARTICIPATION AGREEMENT


Name of Separate Account and Date
Established by Board of Directors:

        Citicorp Life Variable Annuity Separate Account  (July 6, 1994)


Policies Funded by Separate Account:


Portfolios Applicable to Policies:

        AIM V.I. Capital Appreciation Fund
        AIM V.I. Government Securities Fund
        AIM V.I. Growth Fund
        AIM V.I. Growth and Income Fund
        AIM V.I. Value Fund
        AIM V.I. International Equity Fund"


        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: February 3, 1997



                                           AIM VARIABLE INSURANCE FUNDS, INC.


Attest:                                    By:
       ------------------------------          -----------------------------
          Assistant Secretary                            President
(SEAL)


                                           CITICORP LIFE INSURANCE COMPANY


Attest:                                    By:
       ------------------------------          -----------------------------
          Assistant Secretary                            President

(SEAL)